U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 22, 2001


                                 WSN Group, Inc.
            (Exact name of registrant as specified in its charter)


                                    Nevada
          (State or jurisdiction of incorporation or organization)


                                  000-20277
                          (Commission File Number)

                                  11-2872782
                 (I.R.S. Employer Identification Number)

     1530 Brookhollow Road, Suite C, Santa Ana, CA                  92705
       (Address of principal executive offices)                   (Zip Code)

                Registrant's telephone number:  (714) 427-0760

                        World Shopping Network, Inc.
        (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On June 22, 2001, the Registrant entered into an Asset
Purchase Agreement ("Agreement") with Tuoc Bui ("Bui"), as well as a related Escrow Agreement, Employment Agreement and a Promissory Note. Bui is doing business as Software Design and Repair ("SDR"). SDR is in the business of providing network and internet solutions for both hardware and software, as well as providing consulting, integration, documentation and management framework to the end user. The Registrant, through this Agreement, has acquired the core business of SDR, without incurring any of the liabilities of SDR. Furthermore, on an ongoing basis through the Employment Agreement, Bui will manage each and every aspect of the business that was formerly known as SDR, as well as managing all aspects of the T-1 accounts that the Company currently has in place, as well as those accounts that the Company obtains during the five (5) year employment of Employee.

In exchange for this Agreement, the Registrant agreed to pay, under the terms of this agreement, four million, five hundred thousand (4,500,000) restricted common shares ("Shares") of the Registrant. These Shares will be held in escrow and nine hundred thousand (900,000) will be released every year for five
(5) years. The Registrant also agreed to a Promissory Note to pay Bui nineteen thousand dollars ($19,000) over a period of three (3) years for specific equipment that will be transferred from Bui to the Registrant.

Additionally, the Registrant agreed to a five (5) year
Employment Agreement with Bui at a rate of ninety thousand dollars ($90,000) per year, as well as incentive bonuses and a stock plan.

The Registrant believes it is acquiring a profitable business that will further enhance its ability to provide network and internet solutions for both hardware and software.
The Registrant also believes that employing Bui to manage this business will cause the business to run seamlessly through the change in management, as well as allowing the Registrant to properly capitalize SDR to allow for continued growth and expansion.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

The Registrant has determined that this acquisition must comply with Rule 3.05(b)(1)(iii) of Regulation S-X, and therefore financial statements will be furnished for at least the two most recent fiscal years and any interim periods. It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing not later than 60 days after the filing of this report. Pro forma financial information shall also be furnished in connection with this acquisition pursuant to
Article 11 of Regulation S-X.

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                     SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                WSN Group, Inc.



Dated: June 27, 2001                            By: /s/ John J. Anton
                                                John J. Anton, President

Number                   Exhibit Description

2    Agreement between the Registrant and Tuoc Bui, Inc., dated June 22, 2001
    (see below).

                           ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of June 22, 2001, by and between WSN Group, Inc., a California corporation (WSN-Cal), a wholly-owned subsidiary of WSN Group, Inc., a Nevada Corporation (WSN-Nev), with a business address at 1530 Brookhollow Road, Suite C, Santa Ana, CA 92705 ("Buyer") and Tuoc Bui, a California sole proprietorship, having such address as 2914 Danbury Way, Santa Ana, CA 92704 ("Seller").

                                  RECITALS

A. Seller is engaged in the business of providing network and internet solutions for both hardware and software, as well as providing consulting, integration, documentation and management framework to the end user (the "Business"). Seller operates under the dba of System Design and Repair in the State of California with a business location at 2914 Danbury Way, Santa Ana, CA 92704.

B. Buyer desires to purchase from Seller substantially all of the assets of Seller related to the Business, including fixtures, tangible and intangible personal property, inventory, goodwill, and other assets of the Business listed in this Agreement (the "Acquisition").

C.  Buyer desires to engage Seller to operate the newly acquired
Acquisition in substantially the same capacity as prior to the execution of this Agreement under the new direction of Buyer.

D. Subject to the terms and conditions contained in this Agreement, Seller desires to sell to Buyer, and Buyer agrees to purchase from Seller, substantially all of the assets of Seller related to the Business, as well as agreeing to operate the Acquisition for Buyer.

NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties set forth in this Agreement, the parties agree as follows:

                                ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1. Purchase and Sale of Assets. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, at Closing (as defined below), all of Seller's right, title, and interest in and to all of the assets used by Seller in connection with the operation of the Business (the "Assets"), including, without limitation, the following:

(a) All tangible personal property, furnishings, fixtures, equipment, machinery, parts, accessories, inventory and any other property (the "Personal Property"). Specifically included herein are

(1)  Two (2) Pentium XEON 450 Servers and related hardware;

(2)  Two (2) Pentium III 800 Servers and related hardware;

(3)  Two (2) Pentium III Dual 733 Fileservers, and related hardware;

(4) Two (2) IBM Intellistation E Pro Intel Pentium Pro, and related hardware;

(5)  Two (2) 17 inch color monitors;

(6)  Eight (8) Microsoft Windows user licenses;

(7)  One (1) Watchguard Firewall Linux Box;

(8)  One (1) Cisco System Catalyst Switch;

(9)  One (1) Microsoft Certified System Professional Fee;

(10)  One (1) Citrix MetaFrame Certified Reseller; and

(11)  One (1) IPSwitch Reseller Program.

(b) All contracts, agreements, equipment leases, warranties, accounts receivable, customer accounts, customer relationships and other rights or agreements, whether written or oral, (the
"Contracts").

1.2. Excluded Assets. All of Seller's right, title, and interest in and to the trade names, logos, copyrights, service marks, trademarks, patents and patent applications (the
"Intangible Property").

1.3. Permitted Liens. Seller shall convey title to the Assets to Buyer free and clear of all liens, security interests, easements, and encumbrances of any kind or nature.

1.4. Risk of Loss. Seller assumes all risk of loss or damage to the Assets prior to the Closing. In the event there is any material loss or damage to all or any portion of the Assets prior to the Closing, Buyer may either terminate this Agreement pursuant to Article 13, or negotiate with Seller for a proportionate reduction in the Purchase Price to reflect the loss or damage. For the purposes of this provision, the term "material loss or damage" shall mean any loss or damage to the Assets with an aggregate cost of one hundred thousand dollars ($100,000).

                             ARTICLE 2

NO ASSUMPTION OF LIABILITIES

2.1. No Assumption of Liabilities. Buyer shall not assume responsibility for the performance and satisfaction of any of the obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Assets, including, without limitation, any employment, business, sales, or use tax relating to Seller's operation of the Business and use and ownership of the Assets prior to the Closing.

                              ARTICLE 3

PURCHASE PRICE

3.1. Purchase Price. The purchase price to be paid by Buyer to Seller for the Assets (the "Purchase Price") shall be in two forms: (a) four million, five hundred thousand (4,500,000) restricted common shares of WSN Group, Inc. ("Shares"), and (b) A Promissory Note for nineteen thousand dollars ($19,000) at six percent (6%) interest over three (3) years for the equipment specifically enumerated in Section 1.1(a)(1-11). Said Promissory Note shall be attached hereto and incorporated herein as though fully set forth as Exhibit C.

3.2.  Payment of Purchase Price. Buyer shall pay the Purchase
Price to Seller as follows:

(a) Immediately following the date of mutual execution of this Agreement (the "Execution Date"), Buyer shall cause the Shares to be issued in the name of Seller. These shares shall be directed to Tradeway Securities Group, Inc. to act as Escrow Agent. The Escrow Agent shall act according to the Escrow Agreement attached hereto and incorporated as though fully set forth herein as Exhibit A.

3.3. Release of Shares Pursuant to Escrow Agreement. According to the terms and conditions contained in Exhibit A, the Escrow
Agent shall release nine hundred thousand (900,000) Shares per year over a five-year period to the Seller.

                                ARTICLE 4

INSPECTION OF ASSETS

4.1. Inspection Period. Subject to the provisions of this Agreement, Buyer shall have a period of seven (7) days from the Execution Date (the "Inspection Period") to conduct an inspection of the Assets and any related documents or other items relating to the Assets to determine the suitability of the Asset for Buyer's intended purposes. It is acknowledged and understood that the Buyer has already completed an inspection, but the Inspection Period is being allotted to allow the Buyer to perform a more, in-depth review. At any time during the Inspection Period, and for any reason whatsoever, Buyer may terminate this Agreement and receive back the Shares that have been placed with the Escrow Agent.

4.2. Access to Assets. During the Inspection Period, Buyer and its agents, employees, and contractors shall, at Buyer's sole cost and expense, be afforded reasonable access to the Assets, during normal business hours for the purpose of inspecting the physical condition of the Assets. Buyer agrees to hold Seller harmless from and against any loss, cost, damage, claim, or expense suffered by Seller and caused by Buyer's inspection.

                               ARTICLE 5

CLOSING

5.1. Seller's Closing Obligations. At the Closing, Seller shall execute, acknowledge, and deliver, as appropriate, each of the following items:

(a) Seller shall take all steps necessary to immediately transfer all of Seller's right, title, and interest in and to all Personal Property of the Seller as contemplated by this Agreement to Buyer.

(b) Seller shall take all steps necessary to immediately transfer all of Seller's right, title, and interest in and to the accounts receivable and other similar related accounts of Seller as contemplated by this Agreement to Buyer.

5.2. Buyer's Closing Obligations. At the Closing, Buyer shall execute, acknowledge, and deliver, as appropriate, each of the following items:

(a) The Shares pursuant to this Agreement shall immediately be transferred into the name of Seller and placed with the Escrow
Agent.  The Buyer shall also immediately execute the Employment
Agreement attached hereto as Exhibit B.

(b) All other instruments and documents necessary to consummate the transactions contemplated by this Agreement.

5.3. Expenses of Closing. The expenses of Closing shall be paid as follows:

(a)  Seller shall pay:

(i)  One-half (1/2) of the Escrow Agent's fees; and

(ii) One-half (1/2) of any sales or use tax arising out of the transfer of the Assets, if any.

(b)  Buyer shall pay:

(i)  One-half (1/2) of the Escrow Agent's fees; and

(ii) One-half (1/2) of any sales or use tax arising out of the transfer of the Assets, if any.

(c) Except as otherwise expressly provided in this Agreement, all other Closing fees and costs, including, but not limited to, legal fees, accounting fees, consulting fees, and other incidental expenses in connection with the transactions contemplated by this Agreement shall be borne by the party that incurs the expenses.

5.4. Proration of Expenses. Except as otherwise expressly provided in this Agreement, all expenses associated with the Assets being conveyed to Buyer, including, but not limited to, taxes, rent, insurance premiums, and utility charges, shall be apportioned ratably between the parties as of the Closing Date on the basis of a 30-day month. This obligation to make apportionments shall survive the Closing.

                                ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF SELLER

6.1. Seller's Representations and Warranties. Seller makes the following representations and warranties to Buyer, each of which is true and correct as of the date of this Agreement, and shall be true and correct as of the Closing Date:

(a) Seller is a sole proprietorship, duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of California.

(b) Seller has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

(c) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Seller is a party, or any law, judgment, or order of which Seller is aware, and will not result in the creation of any lien, security interest, or encumbrance on any of the Assets.

(d) There are no actions, suits, proceedings, or claims now pending or, to the best of Seller's knowledge, threatened against Seller or the Assets that would affect Seller's ability to fulfill its obligations under this Agreement or that would impair the value of the Assets.

(e) Seller has, and will have at Closing, good and marketable title to the Assets free and clear of all liens, charges, and encumbrances.

(f) Seller has provided Buyer with true and correct copies of all Contracts. To Seller's knowledge, all of the Contracts are in full force and effect, have been duly executed by the parties, and neither Seller nor any other party is in default under any Contract.

(g) Seller is not a party to, or otherwise bound by, any collective bargaining agreement, multi-employer pension fund, or other labor union agreement with respect to any persons employed by Seller in connection with its operation of the Business.

(h) Correctness of Representations. No representation or warranty of Seller in this Agreement or any other information furnished by Seller pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, and other information provided by Seller to Buyer shall be true and correct on and as of the Closing Date as though made on that date.

                             ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF BUYER

7.1. Buyer's Representations and Warranties. Buyer makes the following representations and warranties to Seller, each of which is true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date.

(a) Buyer is California Corporation, a wholly-owned subsidiary of a Nevada Corporation, duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of Nevada.

(b) Buyer has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

(c) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Buyer is a party, or any law, judgment, or order of which Buyer is aware, and will not result in the creation of any lien, security interest, or encumbrance on any of the Assets.

(d) There is no action, proceeding, or claim pending, or, to Buyer's knowledge, threatened, against Buyer that would affect
Buyer's ability to consummate the transactions contemplated by this Agreement.

(e) No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Buyer of this Agreement or the consummation of the transactions contemplated by the Agreement.

7.2. Correctness of Representations. No representation or warranty of Buyer in this Agreement or any other information furnished by Buyer pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, exhibits, and other information provided by Buyer to Seller shall be true and correct on and as of the Closing Date as though made on that date.

                           ARTICLE 8

SELLER'S PRE-CLOSING OBLIGATIONS

8.1. Maintenance of Property Pending Closing. At all times prior to the Closing Date, Seller shall continue to maintain the Assets and conduct its operation of the Business in the same manner as it has been maintained and operated by Seller prior to the execution of this Agreement.

8.2. Access and Information. Seller shall promptly provide Buyer with all information concerning the Business and the Assets that Buyer may reasonably request, and Buyer and its accountants and other representatives shall have access during normal business hours to all of the Assets and to the books and records of the Business.

8.3. Consents. On or before the Closing Date, Seller, at its expense, shall use its best efforts to obtain all necessary consents required to assign Seller's interest in any of the Assets to Buyer as contemplated by this Agreement. In the event Seller is unable to obtain any such consent on or before the Closing Date, Buyer may terminate this Agreement as provided in
Article 13.

8.4. Discharge of Liens. All liens, claims, charges, security interests, pledges, assignments, or encumbrances relating to the Assets that are not Permitted Liens shall be satisfied, terminated, and discharged by Seller on or prior to the Closing Date, and evidence reasonably satisfactory to Buyer and its counsel of the satisfaction, termination, and discharge shall be delivered to Buyer at or prior to the Closing.

                               ARTICLE 9

MUTUAL COVENANTS

9.1. Further Assurances Prior to Closing. Seller and Buyer shall, prior to Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental, or appropriate to effect the transactions contemplated by this Agreement.

9.2. Notification of Changed Circumstances. At any time after the Execution Date and prior to the Closing, if either party becomes aware of any fact or circumstance that would materially change a representation or warranty made under this Agreement, the party with knowledge of those facts shall notify the other in writing as soon as possible after the discovery of the changed circumstances.

9.3. Employees. As soon as possible, but prior to the Execution Date, Seller shall provide Buyer with a list ("Seller's List") of current employees. Prior to the Closing, but without any obligation to do so, Buyer shall endeavor to enter into employment agreements with all such employees whom Buyer desires to employ following the Closing.

                               ARTICLE 10

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

10.1. Buyer's Conditions. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a)  The representations and warranties of Seller set forth in
Article 6 shall be true and correct as of the Closing Date.

(b) Seller shall have performed and complied with all of the agreements, covenants, and conditions required of Seller by this Agreement on or before the Closing Date.

(c) No action, suit, or proceeding before any court or any governmental body or authority that would in any way affect the Assets or the ability of the parties to consummate the transactions contemplated by this Agreement shall have been instituted or threatened on or before the Closing Date.

(d) The Assets shall be in substantially the same condition on the Closing Date as on the Execution Date, and there shall be no loss or damage to the property prior to the Closing.

(e) Seller shall have obtained all necessary agreements and consents of any parties required to consummate the transactions contemplated by this Agreement.

                             ARTICLE 11

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

11.1. Seller's Conditions. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a)  Seller shall have received a copy
of the Shares certificate and have received notice from the Escrow Agent that it is in possession of the Shares.

(b)  The representations and warranties of Buyer set forth in
Article 7 shall be true and correct as of the Closing Date.

(c) Buyer shall have performed and complied with all of the agreements, covenants, and conditions required of Buyer by this Agreement on or before the Closing Date.

11.2. Failure to Satisfy Seller's Conditions. Any of Seller's conditions precedent may be waived in whole or in part by Seller in writing at any time on or before the Closing Date. In the event all Seller's conditions precedent have not been waived by Seller or satisfied in full on or before the Closing Date, Seller may elect to terminate this Agreement as provided in
Article 13.

                               ARTICLE 12

POST-CLOSING OBLIGATIONS

12.1. Employment Agreement. The Buyer agrees to execute an Employment Agreement subject to the terms and conditions contained therein. This Employment Agreement shall be attached hereto and incorporated as though fully set forth herein as Exhibit B. Contained therein shall be a Covenant Not To Compete whereby Seller will agree not engage, directly or indirectly, in any business that is the same as or similar to the Business, within the counties of Orange, Los Angeles, Riverside, San Bernardino or San Diego ("noncompetition counties") in California, for a period of five (5) years, or until such time as Buyer ceases to operate a like business, whichever occurs first.

12.2 Bank Account Control. It is understood that post-closing, Seller will be operating the Acquisition for the Buyer. A new bank account will be opened by WSN-Cal. All revenue will be deposited into this account. As a condition of operation, Seller agrees that all checks drafted upon the WSN-Cal account must be counter-signed by two (2) directors of WSN-Cal. Concurrent with this Agreement, it is understood that Tuoc Bui and Gary Fox will be the Directors of WSN-Cal. Gary Fox is also a current Director of WSN-Nev.

                            ARTICLE 13

TERMINATION

13.1.  Termination. This Agreement may be terminated as follows:

(a) By the mutual consent of Buyer and Seller at any time prior to the Closing.

(b) By Buyer at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Buyer's obligations set forth in Article 10 has not been satisfied in full or previously waived by Buyer in writing at or prior to the Closing.

(c) By Seller at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Seller's obligations set forth in Article 11 has not been satisfied in full or previously waived by Buyer in writing at or prior to the Closing.

(d) By either party if the Closing has not occurred on or before June 30, 2001.

13.2. Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 13, this Agreement shall become void and have no effect, without any liability on the part of any of the parties.

13.3. Remedies Cumulative. The remedies set forth in this Agreement are cumulative and not exclusive of any other legal or equitable remedy otherwise available to any party.

                            ARTICLE 14

INDEMNIFICATION

14.1. Seller's Indemnification. In addition to any other agreement on the part of Seller to indemnify Buyer set forth in this Agreement, Seller shall indemnify and hold Buyer harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to (a) Seller's ownership or use of the Assets, or Seller's operation of the Business, prior to the Closing Date, (b) the failure or falsity of any representation or warranty of Seller contained in this Agreement, or (c) the failure by Seller to observe or perform any other covenant or agreement to be observed or performed by Seller under this Agreement.

14.2. Buyer's Indemnification. In addition to any other agreement on the part of Buyer to indemnify Seller set forth in this Agreement, Buyer shall indemnify and hold Seller harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to Buyer's ownership or use of the Assets from and after the Closing Date.

14.3. Survival of Indemnities. The mutual agreements to indemnify set forth in this Article 14 shall survive the Closing.

                            ARTICLE 15

GENERAL PROVISIONS

15.1. Assignment. The respective rights and obligations of the parties to this Agreement may not be assigned by any party without the prior written consent of the other, which consent may not be unreasonably withheld or delayed.

15.2. Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties.

15.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, oral and written, between the parties to this Agreement with respect to the subject matter of this Agreement.

15.4. Modification and Waiver. This Agreement may not be amended, modified, or supplemented except by written agreement in writing signed by the party against which the enforcement of the amendment, modification, or supplement is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

15.5. Attorney Fees. If any legal action or other proceeding is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred in the action or proceeding, in addition to any other relief to which the prevailing party may be entitled.

15.6. Fees and Expenses. Except as otherwise specifically provided in this Agreement, Seller and Buyer shall pay their own fees and expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

15.7. Notices. All notices, requests, demands, and other communications required by this Agreement shall be in writing and shall be (a) delivered in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows, or to such other address as a party may designate to the other in writing:

(a)  If to Seller:  2914 Danbury Way, Santa Ana, CA 92704

(b)  If to Buyer:  1530 Brookhollow Road, Suite C, Santa Ana, CA 92705

If delivered personally or by courier, the date on which the notice, request, instruction, or document is delivered shall be the date on which the delivery is made, and if delivered by facsimile transmission or mail as aforesaid, the date on which the notice, request, instruction, or document is received shall be the date of delivery.

15.8. Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

15.9. Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

15.10. Time of Essence. Time shall be of the essence with respect to the obligations of the parties to this Agreement.

15.11. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

15.12. Severability. In the event any provision of this Agreement is deemed to be invalid, illegal, or unenforceable, all other provisions of the Agreement that are not affected by the invalidity, illegality, or unenforceability shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SELLER:   Tuoc Bui

By:  /s/ Tuoc Bui
     Tuoc Bui, Sole Proprietor
     dba Systems Design and Repair



BUYER:   WSN Group, Inc.


By:  /s/ John J. Anton
     John J. Anton, President
     WSN Group, Inc.

                                  EXHIBIT A
                              ESCROW AGREEMENT

ESCROW AGREEMENT, hereinafter referred to as the "Agreement", dated June 22nd, 2001 among WSN Group, Inc., a Nevada Corporation, hereinafter referred to as "WSN", Tuoc Bui, hereinafter referred to as "Bui" and Tradeway Securities Group, Inc., a corporation, hereinafter referred to as "Tradeway", and all of the above can be collectively referred to in this Agreement as the "Parties".

WHEREAS, WSN and Bui have taken the initial steps to consummate a transaction whereby WSN will acquire the assets ("Agreement") of the sole proprietorship of Bui, dba Systems Design and Repair ("SDR") so that upon execution of the Agreement, Bui will cease to operate his sole proprietorship and WSN will now own all of the accounts, clients, accounts receivable, property and other related assets of SDR ("Assets"), hereinafter referred to as the "Transaction";

WHEREAS, WSN will pay to Bui for the Assets four million five hundred thousand (4,500,000) restricted common shares of WSN ("Shares") and nine hundred thousand (900,000) will be released each year for five (5) years to Bui by Tradeway;

WHEREAS, the Parties have determined that it is in the best interest of the Parties to place the Shares with Tradeway to act as an escrow agent for the five (5) years as defined within this Agreement;

NOW, THEREFORE, the Parties hereto agree as follows:

1.  DELIVERY OF SHARES.

1.1 Promptly following the execution of the agreements underlying the Transaction, WSN will issue in the name of Bui four million five hundred thousand (4,500,000) Shares in five certificates, each certificate in an equal amount of nine hundred thousand (900,000). The Shares from WSN to Bui shall be restricted common stock, par value $.001.

1.2 The Shares issued to Bui shall be immediately placed with Tradeway to act as escrow agent. Escrowee shall deliver to Bui and WSN promptly upon receipt of said Shares a written acknowledgement of receipt thereof indicating the number of shares received.

2.  DUTIES OF THE ESCROWEE; RELEASE OF THE SHARES.

2.1 The Escrowee is hereby authorized and directed to hold the Shares for five (5) years, with the understanding that at the end of each year, and continuing for all five (5) years, one
(1) certificate in an amount equal to nine hundred thousand (900,000) Shares shall be released to Bui. Under no circumstances shall the Escrowee release, transfer, pledge or otherwise hypothecate said Shares prior to the expiration of each of the five (5) one-year periods as delineated abovew.

2.2 The Escrowee shall have five (5) business days from the expiration of the periods as described in Section 2.1, above, to send the Shares to Bui. Bui shall at all times maintain a current address with Escrowee. Under no circumstances, whether provided with a document evidencing otherwise is presented to Escrowee, shall Escrowee remit said Shares to anyone than to Bui.

2.3 Any dividends, stock splits or other additions to the Shares pursuant to corporation action by WSN that has any effect upon the Shares, shall also be deposited with Escrowee and shall be held until the expiration of the period as delineated in paragraph 2.1, above.

3.  SUPPLEMENTAL INSTRUCTIONS.

3.1 In the event that the Escrowee is in doubt with respect to any instructions delivered to it hereunder, the Escrowee may apply for supplemental instructions to WSN, and WSN, or through its counsel, shall endeavor to furnish the Escrowee with such supplemental instructions. The Escrowee may apply for advice to counsel of its choice, and may rely upon such advice; or it may act or refrain from acting in accordance with its best judgment and shall not, as a result thereof, be answerable to any party hereto except for gross negligence or willful misconduct.

4. TERMINATION. This Agreement shall terminate upon delivery of all Shares in accordance with the provisions hereof, and payment in full of all amounts due and owing the Escrowee hereunder. The termination of this Agreement shall not be deemed to terminate, limit or otherwise alter any special indemnity obligations or any other obligations or liabilities that are provided hereunder.

5.  VOTING OF SHARES, DIVIDENDS, DISTRIBUTIONS.

5.1 Provided that there shall not have occurred and be continuing a default of this Agreement, and so long as the Shares shall remain subject to this Agreement, Bui shall:

(a) Have the absolute right to vote, and to give consents and waivers, with respect to the Shares as though the Shares were not subject to this Agreement, and the Escrowee shall deliver to Bui suitable proxies, consents and waivers for such purpose in respect of such Shares.

(b) However, Bui shall not be entitled to collect and receive for its own use, and the Escrowee shall not deliver to Bui suitable assignments and orders for the payment and orders for the payment to Bui of, all cash dividends and interest payable on or with respect to such Shares, but rather shall hold until such time as the Escrow hereunder expires. All dividends and distributions of any character on or with respect to the Shares shall be paid or delivered to the Escrowee to be held pursuant to the terms hereof. Without limiting the generality of the foregoing, in the event of a capital reorganization or reclassification of the common stock of WSN, post-Transaction, or a consolidation or merger of WSN, post-Transaction, into another corporation or a voluntary or involuntary dissolution, liquidation or winding up of WSN, the Escrowee shall, upon receipt of instructions by WSN, exchange the Shares for cash, securities or other property deliverable in such event, and shall hold such securities or property upon the terms of this Agreement.

6 RESPONSIBILITY OF ESCROWEE. Escrowee shall be fully justified in failing or refusing to take any action under this Agreement unless it shall be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as required by the specific terms of this Agreement, Escrowee shall not have any duty to exercise any right, power, remedy or privilege granted to it hereby or to take any affirmative action hereunder unless directed to do so by WSN pursuant to written instructions delivered to Escrowee or as provided hereunder.

7.  REPRESENTATIONS AND WARRANTIES.

7.1 The Parties represent and warrant that this Agreement has been duly and validly authorized, executed and delivered by the Parties and constitutes a valid and binding agreement, enforceable in accordance with its terms, and the execution and delivery of this Agreement do not violate, or constitute a default (with or without the giving of notice, the passage of time, or both) under any order, judgment, agreement, contract, or instrument to which the Parties are a party or by which the Parties are affected or may be bound. The Escrowee represents that it will at all times maintain the Shares in good state of repair and condition and shall maintain at all times insurance thereon against risk of fire and other such risks as are covered by "extended coverage", theft, burglary and vandalism. Such policy or policies shall provide that any loss thereunder and proceeds payable thereunder shall be payable to Bui.

7.2 Neither Bui nor WSN shall create, permit or suffer to exist, and shall defend the Shares against, any lien, security interest or other encumbrance on the Shares, except the pledge of the Shares hereunder. Neither Bui nor WSN shall not attempt to sell assign or otherwise dispose of the Shares or any part thereof.

8.  REGISTRATION.

8.1 In the event that WSN, post-Transaction, causes a registration statement under S-1, S-2, S-3, S-4, SB-1 or SB-2 to be filed with the Securities and Exchange Commission, WSN shall also cause the Shares hereunder to be registered with the Securities and Exchange Commission. The Registration of such Shares shall not, however, cause any change in this Agreement, except that the Escrowee shall now be responsible for registered securities.

9.  CONCERNING THE ESCROWEE.

9.1 To induce the Escrowee to act hereunder, it is further agreed that:

(a) The Escrowee shall not be under any duty to give the Shares held by it hereunder any greater duty of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b) This Agreement expressly sets forth all the duties of the Escrowee with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrowee. The Escrowee shall not be bound by the provisions of any agreement among other parties hereto except this Agreement.

(c) The Escrowee shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrowee, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrowee (and successor Escrowee) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrowee shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Shares, or any loss of interest incident to any such delays.

(d) The Escrowee shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the proprietary or validity or the service thereof.

(e) The Escrowee may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

(f) The Escrowee may at any time resign as such delivering the Shares to any successor Escrowee designated by WSN, subject to the consent of Bui, which will not be unreasonably withheld, or to any court of competent jurisdiction, whereupon the Escrowee shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrowee will take effect on the earlier of (a) the appointment of a successor or
(b) the day which is thirty (30) days after the date of delivery of its written notice resignation to the other parties hereto. If at that time the Escrowee has not received a designation of a successor Escrowee, the Escrowee's sole responsibility after that time shall be safekeeping of the Shares until receipt of a designation of a successor Escrowee.

(g) The parties hereto irrevocably submit to the jurisdiction of any California state or federal court sitting within the County of Orange in any action or proceeding arising out of or relating to this Agreement.

10. AMENDMENTS. This Agreement may be amended by a document in writing, executed by WSN, Bui and the Escrowee. No such amendment shall be effective to alter or enlarge the Escrowee's rights, obligations and duties hereunder without its written consent.

11. EXPENSES. All initial start-up fees and annual costs of the Escrowee under this Agreement, consisting of a yearly payment of $1,000, payable in advance of each proceeding year, shall be borne by equally by both parties. The Parties shall make a payment to Escrowee in an amount of five hundred dollars ($500) each promptly after the execution of this Agreement, for the first year's payment. All other expenses, disbursements and advances incurred by or made through the Escrowee in the performance of its duties hereunder, shall be payable by WSN. Such payment shall be paid within thirty (30) days after the notice of said expenses to WSN.

11.  INDEMNITY.

11.1 In the case of any adverse claim with respect to the Shares or any portion thereof arising out of any act done, or permitted or acquiesced in by Bui, Bui indemnifies and agrees to hold Escrowee harmless from and against any and all claims, losses, liabilities, damages, expenses, costs and actual attorneys' fees incurred by Escrowee in or by virtue of exercising any right, power or remedy of Escrowee hereunder or defending, protecting, enforcing or prosecuting the security interest hereby created. Any such loss, cost, liability, damage or expense so incurred shall be repaid upon demand by Escrowee and until so paid shall be deemed a secured obligation hereunder.

12.  EFFECTIVENESS OF AGREEMENT.

12.1 This Agreement and all other rights, powers and remedies granted to Escrowee hereunder shall remain in full force and effect until the period provided hereunder has elapsed.

13.  MISCELLANEOUS.

13.1 This Agreement and all of the rights and duties in connection herewith shall be governed by and construed in accordance with the laws of the State of California.

13.2 This Agreement and all of its terms and provisions shall be binding upon the heirs, successors, transferees and assigns of each of the parties hereto.

13.3 In the event any portion of this Agreement is held invalid, the remaining portions shall remain in full force and effect as if that invalid portion had never been a part hereof.

13.4 In the event litigation is commenced to enforce or interpret this Agreement, or any provision hereof, the prevailing party shall be entitled to recover its actual costs and attorneys' fees.

13.5 This Agreement may be amended only by written consent of each of the parties hereto.

13.6 Any and all notices, demands, requests, or other communications required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party, or in lieu of such personal delivery, when deposited in the United States mail, first-class postage prepaid addressed to the party at the address herein appearing.

13.7 This Agreement constitutes the entire security agreement between the parties pertaining to the subject matter contained herein and supercedes all prior and contemporaneous agreements, representations and understandings of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

13.8 This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exhibits attached hereto are made a part hereof and incorporated herein.

13.9 Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action against any party to this Agreement.

13.10 Each party's obligations under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition any other available rights or remedies, may sue in equity for specific performance without the necessity of posting a bond or other security, and the parties each expressly waive the defense that a remedy in damages will be adequate.

13.11 All representations, warranties and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the completion of all acts contemplated herein.

13.12 Whenever the context of this Agreement requires, the masculine gender includes the feminine or neuter gender, and the singular number includes the plural.

13.13 As used herein, the word "days" shall refer to calendar day, including holidays, weekends, non-business days, etc.

13.14 The captions contained herein do not constitute part of this Agreement and are used solely for convenience and shall in no way be used to construe, modify, limit otherwise affect this Agreement.

IN WITNESS WHEREOF, this Agreement is executed on the date first set forth above at Orange County, California.

BUI                                       ESCROWEE



By: /s/ Tuoc Bui                          By: /s/ Dan Landau
TUOC BUI, an individual                   DAN LANDAU
2914 Danbury Way                          TRADEWAY SECURITIES
Santa Ana, CA 92253                       GROUP, INC.
                                          19100 Von Karman, Suite 1000
                                          Irvine, CA 92612


                                          WSN


                                          By: /s/ John J. Anton
                                          JOHN J. ANTON, President
                                          WSN GROUP, INC.
                                          1530 Brookhollow Road, Suite C
                                          Santa Ana, CA 92705

                                Exhibit B
                            WSN Group, Inc.
    Employment, Confidential Information, and Inventions Agreement

This Agreement is entered into this 22nd day of June, 2001 ("Effective Date") by and between WSN Group, Inc., a Nevada corporation with offices at 1530 Brookhollow Road, Suite C, Santa Ana, CA 92705 (which together with any parent, subsidiary, affiliate, or successor is hereinafter referred to as the "Company") and Tuoc Bui, with a current address at 2914 Danbury Way, Santa Ana, CA 92704 (hereafter known as the "Employee").

In consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows.

1.  DEFINITIONS

The following definitions shall apply herein.

1.1 "Company Confidential Information" means all information of the Company that is not generally known to the public or to actual or potential competitors of the Company, and that did not originate with Employee prior to the date of his or her employ with the Company. Company Confidential Information includes, without limitations, all trade secrets of the Company, and may further include the Company's publicly undisclosed: know-how, products, inventions, ideas, discoveries, designs, methods, software, including source code, object code, and assembled code, databases, algorithms, works of authorship, developmental or experimental work, processes, techniques, improvements, licenses, data, financial information and forecasts, budgets, product plans, marketing plans, and strategies, customer lists, marketing lists, mailing lists, advertising sources, and any other database or compilation of current, past or targeted customers. Company Confidential Information may be embodied in tangible form, such as drawings, models, data, specifications, reports, compilations and computer programs, or may be in the nature of unwritten knowledge.

1.2 "Invention" means any idea, conception, discovery, invention, design, formula, pattern, compilation, program, device, method, technique, process, mask work, know-how or improvement, whether or not patentable and whether or not reduced to practice, that is conceived and/or reduced to practice by Employee, or caused to be conceived and/or reduced to practice by Employee, either solely or in conjunction with others.

1.3 "Prior Invention" means any Invention conceived and/or reduced to practice by Employee, or caused to be conceived and/or reduced to practice by Employee, either solely or in conjunction with others, prior to employment by Company.

1.4 "Employment Invention" means any Invention conceived by Employee, either solely or in conjunction with others, during the period of Employee's employment with Company, whether or not reduced to practice, and whether or not conceived and/or reduced to practice during regular working hours.

1.5  "Exempted Employment Invention" means any Employment
Invention that Employee develops entirely on his or her own time without using any equipment, supplies, facilities, or Company
Confidential Information, except for those inventions that either:

(a) relate at the time of conception or reduction to practice of the Invention to the business or to the actual or demonstrably anticipated research or development of Company; or

(b) result from any work performed by Employee for or on behalf of Company, whether or not such work was specifically assigned to Employee by Company.

2.  EMPLOYMENT

Employee accepts employment by the Company beginning on July 1, 2001 and continuing for a five (5) year term until June 30, 2006. At the expiration of this period, if neither party notifies the other in writing that this agreement will be terminated, this Agreement will be extended for one additional two (2) year term. During the term of this Agreement, the Employee agrees to work full time and to perform such duties and at such time and place as may reasonably be designated by the Company. Said duties will primarily include the following:

2.1 managing each and every aspect of the business that was formerly known as Systems Design and Repair, the dba of the sole proprietorship of Employee that the Company purchased through an Asset Purchase Agreement; and

2.2 managing all aspects of the T-1 accounts that the Company currently has in place, as well as those accounts that the Company obtains during the five (5) year employment of Employee.

3.  COMPENSATION

3.1  Salary and Expenses

As full consideration for Employee's services described in section 2 above and Employee's obligations in this and each of the sections below, Employee agrees to accept compensation of ninety thousand dollars ($90,000) per year.
Such compensation will be subject to review and subsequent adjustment. It is understood that said review will be by Gary Fox and Tuoc Bui, but any adjustment must be agreed to in writing by both parties. In addition to this compensation, the Company shall reimburse Employee for all reasonable out-of-pocket travel and other expenses that have been incurred by him or her duties and that have been approved in advance in writing by the Company. The Company will reimburse such expenses within thirty (30) days after Employee provides appropriate documentation to the Company.

3.2  Stock Issuance

Every quarter, the Company will pay to Employee thirty thousand (30,000) free-trading shares of stock of the Company from an S-8 registration throughout the entire time that this Agreement is in place.

3.3  Bonuses

If this particular division of the Company, hereinafter understood to be only the California wholly-owned subsidiary, also currently known as World Shopping Network, Inc., a California Corporation, reaches revenues of $600,000 per year for the fiscal year from July to June, at the end of the fiscal year, Employee will receive, within thirty days, a bonus of twenty-percent (20%) on the net revenue of the subsidiary.
At no time over the course of this Agreement will the benchmark of $600,000 be increased without written consent of both parties. Employee is eligible to earn this bonus for each of the five (5) years of this employment agreement, provided that the Employee is still employed by the Company at the end of the fiscal year.

3.4  Indemnification of Employee

The company shall defend, indemnify and hold harmless the Employee against any claim for losses, liability, damages and expenses, including reasonable attorney fees, which the Employee may incur to be obligated to pay in any suit or claim arising from any aspect of Employee's assigned duties on behalf of the Company. The Company shall not be responsible for losses, liability, damages and expenses, including attorney fees, arising out of Employee's willful misconduct, negligence or malfeasance.

4.  CONFIDENTIALITY OBLIGATION

Employee will at all times during the term of employment and at all times thereafter hold all Company Confidential Information in strictest confidence, and will not disclose, use, copy, summarize, or remove from the Company's premises any Confidential Information, except (i) as necessary to carry out, and in furtherance of, his or her assigned responsibilities, and (ii) after termination of employment, only as specifically authorized in writing by an Officer of the Company.

Employee will not, either during or after the term of this Agreement, directly or indirectly publish or submit, commit, or deliver for publication any Company Confidential Information without the prior written consent of the Company. Upon expiration or termination of this Agreement for any reason, the Employee shall immediately deliver to the Company all documentation and information, in whatever form, including all copies, concerning Company Confidential Information, including without limitation any information generated by Employee (alone or with others) as a result of the Employee's performance of his or her duties of the Company.

However, the foregoing obligations of confidentiality and non-use shall not apply to the extent that any Company
Confidential Information (i) is or becomes publicly available without breach of this Agreement; or (ii) can be shown by documentation to have been known to Employee prior to Employee's employment by Company.

In the event that Employee becomes legally compelled through civil or criminal investigative demands or similar process as required by law to disclose Company Confidential Information, the Company hereby agrees to waive the compliance with the terms of this Section to the extent required by law; provided that Employee has notified the Company sufficiently in advance of such compelled disclosure to enable Company to seek a protective order or other confidential treatment thereof.

To the extent that the terms do not conflict, this Agreement incorporates by reference the terms of all prior confidentiality and/or nondisclosure agreements executed by Employee with respect to Company. To the extent that the terms of this Agreement conflict with those of prior confidentiality and/or nondisclosure agreements executed by Employee with respect to Company, the terms of the present Agreement supersede all such conflicting terms.

5.  COMPANY PROPERTY

All papers, written records, electronic records, data, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including copies thereof, relating to the Company's business that Employee possesses or creates as a result of his or her employment with the Company, whether or not confidential, are the sole and exclusive property of the Company. In the event of the expiration or termination of employment for any reason, Employee will promptly deliver all such materials to the Company and will sign and deliver to the Company the "Termination Certification" attached hereto as Exhibit B and made a part hereof.

6.  INVENTIONS AND WORKS OF AUTHORSHIP

6.1  Disclosure of Inventions and Works of Authorship

6.1.1  Disclosure of Employment Inventions

Employee hereby agrees, during the period of employment at Company and for three (3) years after termination of employment for any reason, promptly to disclose to Company any and all Employment Inventions, and to do so in any written or tangible form the Company may require.

Employee acknowledges that the Patent Statute at Title
35, United States Code, precludes patentability if an invention was patented or described in a printed publication in this or a foreign country or was in public use or on sale in this country, more than one year prior to the date of the application for patent in the United States. Employee further acknowledges that the patent laws of foreign jurisdictions variously preclude patentability if the invention was patented, published, or publicly disclosed prior to application for patent.
Accordingly, Employee's failure to disclose an Employment Invention to the Company prior to any such public disclosure event that bars patentability and of which Employee had actual knowledge shall constitute a breach by the Employee of his or her obligation under this section promptly to disclose Employee Inventions to the Company.

Employee agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings, or any other form as may be required by Company) of all Employee Inventions and other proprietary information made by Employee during the period of employment at Company, which records shall be available to and remain the sole property of Company at all times. These records shall not be removed from Company premises without prior written approval from the Company.

6.1.2  Disclosure of Exempted Employment Inventions

Further to the general obligations imposed in section
6.1.2 above, Employee Hereby specifically agrees, during the period of employment at Company and for three (3) years after termination of employment for any reason, promptly to disclose to Company any and all Employment Inventions that Employee believes to be Exempted Employment Inventions, and to do so in any written or tangible form that may be required by the Company.

At the time of each such disclosure, Employee will advise the Company in writing that Employee believes the Invention is an Exempted Employment Invention and will at that time provide to the Company in writing all evidence necessary to substantiate that belief. In any judicial or other adjudicatory proceeding, Employee will bear the burden of proving that an Employment Invention is an Exempted Employment Invention.

Employee's filing of patent application, or Employee's causing a patent application to be filed on his or her behalf, that describes and/or claims an Employment Invention that Employee believes to be an Exempted Employment Invention, without Employee's first having disclosed said Invention to Company, shall constitute a breach of Employee's obligation of prompt disclosure under this section. "Patent application", as used under this section, includes a U.S. provisional patent application, U.S. utility patent application, U.S. design patent application, and any equivalent thereof in any foreign jurisdiction.

6.1.3  Disclosure of Works of Authorship

Employee hereby agrees, during the period of employment at Company and for three (3) years after termination of employment for any reason, promptly to disclose to Company all works of authorship (as used in Title 17 U.S.C. 102) prepared by Employee within the scope of Employee's employment by Company, whether prepared solely by Employee or jointly with others.

6.2  Ownership of Inventions and Works of Authorship

Employee hereby agrees that all Prior Inventions hereto are intended by Employee to be assigned to the Company in partial consideration for Company's obligations to Employee hereunder. Employee hereby assigns to Company without further consideration the Employee's entire right, title, and interest in all such inventions.

Employee hereby agrees that all Employment Inventions, excluding Exempted Employment Inventions, shall be the sole property of Company, and Employee hereby assigns to Company the Employee's entire right, title, and interest in all such inventions; provided, however, that such assignment does not apply to any invention that qualifies fully under the provision of section 2870 of the California Labor Code. The burden of proof shall be on the Employee claiming that an Employment Invention qualifies fully under that provision of section 2870 of the California Labor Code.

Employee acknowledges that all original works of authorship, as defined at 17 U.S.C 102, which are made by Employee (solely or jointly with others) within the scope of employment by Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101), and shall be sole property of Company. Employee hereby assigns to Company any of Employee's residual right, title and interest thereto.

6.3  Obtention of Intellectual Property Rights

Employee agrees to assist the Company in obtaining and enforcing United States and foreign proprietary rights relating to any and all Inventions, works of authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end, Employee will execute, verify and deliver such documents and perform such other acts (including appearing as a witness) that the Company may reasonably request for us in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof. In addition, Employee will execute, verify and deliver assignments of such proprietary rights to the Company or its designee. The obligation to assist the company with respect to proprietary rights in any and all countries shall continue beyond the termination of employment, but the Company shall compensate Employee at a reasonable rate after termination for the time and expenses actually spent by Employee at the Company's request on such assistance.

In the event that the Company is unable for any reason, after reasonable effort, to secure Employee's signature on any document needed in connection with the actions specified in the preceding paragraph, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his or her agent and attorney-in-fact, to act for and in the Employee's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Employee. Employee hereby waives and quit claims to the Company any and all claims of any nature whatsoever that Employee now or may hereafter have for infringement of any proprietary rights assigned to the Company.

7.  AGREEMENTS WITH THIRD PARTIES

Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work under such agreements or regarding the confidential nature of such work. Employee agrees to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

8.  DISABILITY AND DEATH

Notwithstanding any other provision of this Agreement, if, during the term of this Agreement, the Employee becomes so disabled or incapacitated by reason of any physical or mental illness as to be unable to perform the services required of him pursuant to this Agreement for a continuous period of six (6) months, then this Agreement may be terminated by Company at the end of such six (6) month period. This Agreement shall also terminate upon and as of the date of the death of the Employee at any time during the term of this Agreement.

9.  REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

Employee represents and warrants that Employee's performance of the terms of this Agreement does not and will not breach any existing legal obligation of Employee, and that Employee's performance as an employee of the Company does not and will not breach any existing legal obligation of Employee.

10.  EMPLOYEE DUTIES OF EXCLUSIVE LOYALTY

(a) During Employee's employment, Employee shall devote his or her full business time, energy, and ability exclusively to the business and interests of Company, and shall not, without Company's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his or her duties under this Agreement. Employee shall not, during the term of employment under this Agreement, directly or indirectly, whether as partner, employee, creditor, shareholder or otherwise, promote, participate, or engage in any activity or other business competitive with Company's business.

(b) Employee will not, during his or her employment with the Company or thereafter, use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any other person. Employee will not bring onto the Company's premises any unpublished document or any other property belonging to any other person without the written consent of that other person.

(c) Employee will not, without first obtaining written approval from the Company, incorporate or cause to be incorporated into any work Employee may perform for or on behalf of Company any Prior Invention. If Employee, without first obtaining prior written approval by the Company, incorporates or causes to be incorporated into Employee's work a Prior Invention to which Employee retains ownership rights, Employee agrees nonexclusively to license Company under and for the duration of said rights for a total of $1.00. If Employee, without first obtaining prior written approval by the company, incorporates or causes to be incorporated into Employee's work a Prior Invention as to which Employee has transferred all ownership rights to a third party of which Employee is beneficial owner of more than 2.5%, such incorporation constitutes breach of the present Agreement.

11.  POST-EMPLOYMENT RELATIONSHIP

(a)  In accordance with Section 16600 of the California
Business and Professions Code, Employee is not restrained by this Agreement from engaging in a lawful profession, trade, or business of any kind after termination of employment of Company.

(b) Notwithstanding section 11(a), while Employee may not be restrained from pursuing an entire business, trade, or profession, Employee may validly and enforceably be barred from pursuing only a small or limited part of the business, trade or profession. Employee acknowledges that Company has and is developing novel technology. Therefore, Employee agrees and covenants, for a period of three (3) years following termination of employment for any reason that he or she will not engage in the any business that is identical or similar to the former business of Systems Design and Repair in the following geographical locations in California: Orange County, Los Angeles County, Riverside County, San Bernardino County or San Diego County.

(c) Notwithstanding section 11(a), while Employee may not be restrained from engaging in a lawful profession, trade, or business after termination of employment at Company, Employee may validly and forcibly barred from activities that derogate the Company's trade secrets.

Company, in the business of developing novel technologies, routinely reviews, assesses, and evaluates the scope and content of intellectual property rights of third parties, and on occasion engages in licensing negotiations with such third parties. Such reviews, assessments, evaluations and negotiations inevitably implicate the proprietary intellectual property rights of Company. These reviews, assessments, evaluations and negotiations thus constitute proprietary and confidential information maintained by Company as a trade secret. Employee thus agrees and covenants that for a period of three (3) years after termination of Employee's employment for any reason, Employee will not directly or indirectly interfere with or disrupt such reviews, assessments, evaluations or negotiations by contacting any such third party with respect to any rights being reviewed, assessed, evaluated, or negotiated by Company during the term of Employee's employment at Company.

(d) Employee additionally acknowledges that Company has invested substantial time and effort in assembling its present staff or personnel. Accordingly, Employee agrees and covenants that for a period of three (3) years after termination of Employee's employment for any reason, Employee will not directly induce or solicit any of Employer's employee to leave their employment with Company.

(e) Employee hereby consents to the notification of a subsequent employer of Employee's rights and obligations under this Agreement.

12.  Termination

(a) The Company shall have the right to terminate this Agreement for cause, cause being defined as engaging in fraudulent or illegal acts, being convicted of a felony, abandonment of employment for a period greater than one (1) week without a medical or legal excuse or other acts of ill-repute. The Company may terminate for cause by providing Employee thirty
(30) days written notice. During the following thirty (30) day period, all benefits and pay shall continue to the Employee.

(b) The Company and the Employee shall have the right to terminate this Agreement without cause. In the event that the Company elects to terminate this Agreement without cause, the Company shall be responsible for continuing to pay to Employee all pay and benefits for one (1) year after notice of termination. If the Employee elects to terminate this Agreement, the Company shall pay to the Employee all pay and benefits for thirty (30) days following notice of termination.

13.  MISCELLANEOUS

13.1  Governing Law; Consent to Personal Jurisdiction.

This Agreement will be governed by and construed according to the laws of the State of California, excluding only those laws that direct the application of the laws of another jurisdiction. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against Employee by the Company arising from or relating to this Agreement.

13.2  Severability

If any provision of this Agreement shall be determined to be invalid, void, or unenforceable, the remaining provisions of this Agreement will continue in full force and effect.

13.3  Availability of Injunctive and Equitable Relief

The parties recognize and agree that the services to be performed by Employee during the term of this Agreement is of a special, unique, extraordinary and/or intellectual character as these terms are used in California Civil Code section 3423. The parties further agree that the loss of such services cannot adequately or reasonably be compensated in damages or inaction at law, and that Employee's failure to perform the obligations of all or any portion of this Agreement relating to Employee's services to Company will cause the Company irreparable injury. Accordingly, the parties agree that injunctive or other equitable relief from a court of competent jurisdiction is an appropriate and necessary remedy for any breach by Employee of the provisions of the Agreement and may be sought by the Company in a court of competent jurisdiction in the event of such breach by Employee. Resort by the Company to injunctive or equitable relief shall not be construed as a waiver of any relief or rights Company may have against Employee for damages at law.

The parties further acknowledge that the extent of damages in the event of Employee's breach of any confidentiality provision, invention disclosure provision, or post-employment provision of this agreement would be difficult to ascertain, and that there will be available no adequate remedy at law in the event of any such breach. Employee therefore agrees that, in the event her or she breaches any confidentiality, invention disclosure or post-employment provision of this Agreement, Company will be entitled to injunctive or other equitable relief, in addition to any other relief to which it may be entitled to at law. Resort by the Company to injunctive or equitable relief shall not be construed as a waiver of any relief or rights of Company may have against Employee for damages at law.

The parties hereby waive any requirement for the posting of a bond or other security in connection with the granting of injunctive relief.

13.4  Binding Effect; Waiver

The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other provision hereof.
No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

13.5  Headings

The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

13.6  Entire Agreement and Modifications

This Agreement sets forth the final, complete and exclusive agreement and understanding between the Company and Employee relating to the subject matter hereof and supersedes all prior and contemporaneous negotiations, correspondence, understandings, and agreements relating to its subject mater, except for any confidentiality or nondisclosure agreement executed heretofore, which confidentiality or nondisclosure agreement continues in force insofar as its provisions are neither in conflict with nor explicitly superseded by the present Agreement. Employee represents that upon entering into this into this Agreement, he or she has not relied on any previous oral or implied representations, inducements or understandings of any kind or nature. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

This Agreement shall be binding upon and shall inure to the benefit of the successors, executors, administrators, heirs, representatives, and assigns of the parties.

13.7  Assignment

Employee may not assign or transfer this Agreement in whole or in part to any other party, nor does Employee have the right to delegate or subcontract any of his or her duties, rights or obligations hereunder without the prior written consent of the Company, and any attempted assignment, transfer, delegation or subcontracting without the prior written consent of the Company shall be null and void.

IN WITNESS WHEREOF, Employee has executed this
Employment Confidential Information and Inventions Agreement and completed Exhibit A hereto, as of the 22ND day of June 2001.

                            RECEIPT ACKNOWLEDGED:

By: /s/ Tuoc Bui
Signature
Tuoc Bui
Type/Print Name

                                     EXHIBIT C

                                 PROMISSORY NOTE

$19,000.00                                       Newport Beach, California
                                                 June 22, 2001


This Promissory Note ("Note") is executed this 22nd day of June 2001, and is entered into by and between WSN Group, Inc., a Nevada Corporation (hereunder "Maker"), and Tuoc Bui, an individual (hereunder "Holder").

FOR VALUE RECEIVED, Maker hereby promises to pay to the order of Holder or order, the principal sum of nineteen thousand dollars ($19,000.00) together with interest (computed daily on the basis of a 360-day year) on the unpaid balance hereof at the rate of six percent (6%) per annum on a non-compounded basis, payable as follows:

1.  PAYMENTS.

Payments are to made on the first day of each month in equal monthly amounts of $528.00. Payments shall commence on August 1, 2001. The payments shall be paid every month thereafter for thirty-five (35) months. The remaining unpaid principal balance, plus all accrued interest thereon and all other charges and unpaid amounts payable by Maker hereunder, shall become due and payable on the thirty-sixth (36) month.

2.  FORM OF PAYMENT.

All payments pursuant to this Note shall be made in lawful money of the United States of America, by check or confirmed wire transfer payable to Holder or its assigns, at the below address, or at such other place as the Holder may designate in writing, and shall be applied as follows; First, to the payment of any delinquency or "late" charges, if any, second, to accrued and unpaid interest; and third, to the reduction of principal. Time is of the essence for all payments hereunder.

3.  PREPAYMENT.

Maker may prepay this Note in whole or in part at any time without penalty. Any such prepayment shall be applied first to the payment of all accrued and unpaid interest.
Partial payment of this Note will not release, discharge, or affect the remaining liabilities of Maker or any guarantor, pledgor, or other maker or obligor under this Note, or any other document executed in connection therewith.

4.  SECURITY.

This Note is unsecured.

5.  EVENTS OF DEFAULT.

Any of the following events shall constitute and Event of Default under this Note:

(a) Failure to make any payment due pursuant to the Note continuing for a period of ten (10) days after written notice of such failure has been given to Maker;

(b) Breach by Maker of any material representation, warranty or covenant or failure by Maker to comply with any material provision of this Note unless cured within the applicable cure period, if any, specified herein or therein; and

(c) Dissolution, suspension or liquidation of the usual business of the Maker.

6.  LATE CHARGES.

Maker hereby acknowledges that in the event maker should fail to pay any amount of principal when due under this Note, Holder will incur administrative and other costs associated with such late payment. Accordingly, in the event Maker fails to pay any amount of principal and/or interest on this Note for ten (10) calendar days after such payment becomes due, whether by acceleration or otherwise, Holder may, at its option, whether immediately or at the time of final payment of the indebtedness evidenced by this Note, impose a delinquency or "late" charge equal to Two Hundred Dollars ($200.00) late charge for the time period of ten (10) additional days; provided, however, that if any such delinquency or "late" charge is in excess of the amount permitted to be charged to Maker under applicable law, Holder shall be entitled to collect a delinquency or "late" charge at the highest rate permitted by such law. Maker agrees that any such delinquency or "late" charge shall not be deemed to be additional interest or a penalty, but shall be deemed to be fair estimate of the expenses which will be suffered by holder by reason of such late payment since computing the actual amount of Holder's expenses in advance is presently impracticable or extremely difficult.

7.  NO WAIVER OF FUTURE DEFAULT.

No failure on the part of Holder to exercise any right or remedy hereunder; whether before or after the happening of an Event of Default, shall constitute a waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, or acceptance of a past-due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or for any late payment occurring thereafter, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which Holder may have, whether by applicable law, by agreement or otherwise; and Maker and each endorser hereby expressly waive the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be chanted orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

8.  NOTICE AND ACCELERATION.

Upon the occurrence of any Event of Default, the Holder may declare, by written notice of default given to Maker, this Note to be forthwith due and payable, and thereupon the principal amount of this Note, together with any accrued and unpaid interest, shall become immediately due and payable without presentment, demand, protest or other notice of any kind.

9.  ATTORNEY'S FEES.

If any suit, action or proceeding is commenced by either party to this Agreement against the other to obtain any relief by reason of any alleged breach of the representations, warranties, indemnities or covenants contained in this Agreement, or to enforce any of the provisions of this Agreement, or to determine either or both of the Parties' rights, duties or obligations hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and all costs and expenses relating to such suits, actions or proceedings.

10.  USURY LAWS.

It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note. None of the terms and provisions contained in this Note or any other document or instrument securing the indebtedness evidenced hereby or related hereto shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest in excess of the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or any documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Holder shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, the excess shall be deemed to have been a payment by mistake and shall be refunded to Maker or to any other person making such payment on Maker's behalf. All sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness of Maker evidenced hereby, outstanding from time to time, shall, to the extent permitted by law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Note so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Maker, and endorser or guarantor and Holder.

11.  CHOICE OF LAW.

This Note shall be governed by, construed and enforced strictly in accordance with the laws of the State of California.
The undersigned hereby consents to the jurisdiction and venue of any state or federal court in the State of California in any action to enforce or construe this Note.

12.  NOTICE.

Any notice or other communication to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, postage prepaid and return receipt requested, addressed as follows:

If to Maker:

Gary Fox, Secretary
WSN Group, Inc.
1530 Brookhollow Road, Suite C
Santa Ana, CA 92705

If to Holder:

Tuoc Bui
2914 Danbury Way
Santa Ana, CA 92704

13.  MISCELLANEOUS.

A. Every Maker, guarantor, and endorser of this Note and every person who in writing assumes the obligations of this Note, hereby waives all rights and benefits conferred by the statute of limitations in any action on this Note, or any security for this Note, to the extent permitted by Section 360.5 of the California Code of Civil Procedure.

B. This Note is subject to Section 2966 of the California Civil Code that provides that the Note Holder shall serve written notification to Maker or its successor in interest of prescribed information at least ninety (90) days but not more than one hundred fifty (150) days before any balloon payment is due.

WITNESS:                              WSN Group, Inc.,
                                      a Nevada corporation


By: /s/ Tuoc Bui                      By: /s/ John J. Anton
Tuoc Bui                              John J. Anton, President